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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

VICAN RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11650 South State St., Ste. 240
Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.03  Material Modification to Rights of Security Holders

On July 31, 2013, the Board of Directors of Fuelstream, Inc. (the “Company”) approved an amendment and restatement of the Certificate of Designation to the Company’s Articles of Incorporation. The Certificate of Designation concerns the rights, preferences, privileges, and restrictions of Series “C” Preferred Stock (the “Preferred Stock”). The amended and restated Certificate of Designation has increased the conversion rights applicable to each share of Preferred Stock from one (1) to one thousand (1,000). The amended and restated Certificate of Designation is attached as an exhibit to this Current Report.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 31, 2013, the Company amended and restated its Articles of Incorporation to authorize the Board of Directors to provide for the issuance of shares of Common Stock in one or more series, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The amended and restated Articles of Incorporation of the Company are attached as an Exhibit to this Current Report.

On July 31, 2013, the Board of Directors of the Company approved the amendment and restatement of the Certificate of Designation to the Company’s Articles of Incorporation as described in Item 3.03 above. The Certificate of Designation concerns the rights, preferences, privileges, and restrictions of Series “C” Preferred Stock (the “Preferred Stock”). The amended and restated Certificate of Designation has increased the conversion rights applicable to each share of Preferred Stock from one (1) to one thousand (1,000). The amended and restated Certificate of Designation is attached as an exhibit to this Current Report.

On July 31, 2013, the Board of Directors of the Company approved the creation of Class “B” shares of Common Stock (“Class B Common Shares”). The rights, preferences, privileges, restrictions and characteristics of the Class B Common Shares are detailed in the Certificate of Designation to the Articles of Incorporation filed as an exhibit to this filing.

Item 5.07  Submission of Matters to a Vote of Security Holders

On July 31, 2013, the Board of Directors and holders of a majority of the voting rights of the Company’s capital stock approved a restatement of the Company’s Articles of Incorporation . The purpose of the restatement of the Articles of Incorporation was to provide for the issuance of shares of Common Stock in one or more series as described in Item 5.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

3(i) Amended and Restated Articles of Incorporation of Vican Resources, Inc.

3(ii) Certificate of Designation to the Articles of Incorporation of Vican Resources, Inc. (Series C Preferred Stock)

3(iii) Certificate of Designation to the Articles of Incorporation of Vican Resources, Inc. (Series B Common Stock)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vican Resources, Inc.

Date: August 19, 2013	By:	/s/ Chene Gardner
Chene Gardner Chief Executive Officer